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Exhibit 10.18

ADAMSON BROTHERS, INC.
Paramus Plaza IV, 12 Route 17 North
Paramus, New Jersey 07652

December 1, 2003

Dr. Frank Hu
Chief Executive Officer
China Hospitals, Inc.
50 Airport Parkway
San Jose, California

  Re:
  Placement of Common Stock of
  CHINA HOSPITALS, INC.

Dear Dr. Hu:

        Adamson Brothers, Inc. ("Adamson") is pleased to act as exclusive placement agent to CHINA HOSPITALS, INC. (the "Company") in connection with the sale of securities of the Company pursuant to the Private Placement, as hereinafter defined, from the date of this letter agreement (the "Agreement") through the end of the Engagement Period (as in hereafter defined). In such capacity Adamson shall act as an independent contractor, and any duties of Adamson arising out of its engagement pursuant to this Agreement shall be solely to the Company.

1.
The Engagement Period.

        (a)   The "Engagement Period" shall mean that period commencing on the date hereof and continuing through the date of the final Closing of the Private Placement, unless terminated at an earlier date pursuant to section 12 of this Agreement.

2.
The Private Placement

        (a)   It is contemplated that the Company will issue a minimum aggregate principal amount of $777,777 and a maximum aggregate principal amount of $2,000,000 of the Company's common stock (the "Common Stock"), in a transaction (the "Private Placement") that is intended to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder, and otherwise to comply with the applicable laws and regulations of any jurisdictions in which the Common Stock is offered or sold. The Company, with the consent of Adamson, may offer an additional $500,000 of the Common Stock (the "Over-Allotment Option") if the Maximum Offering is sold. The Over-Allotment Option shall be governed by the terms of this Agreement and the Memorandum (as defined below).

        (b)   In acting as the placement agent for the Private Placement, Adamson will seek to complete the financing of the first $777,777 of Common Stock on a "best efforts all or none" basis (the "Minimum Offering") and the remaining $1,222,223 of Common Stock on a "best efforts" basis (the "Maximum Offering"), acting as the Company's agent and not as a principal in the sale and placement of the Common Stock. Adamson may separately engage, at its own expense and without prior approval of the Company, such sub-agents as it may deem necessary or appropriate.

        (c)   The Company and Adamson each will reasonably believe at the time of any sale of the Common Stock as part of the Private Placement (a "Closing") that each purchaser of the Common Stock is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has, either alone, or with his or her "purchaser representative," as defined in Regulation D, the knowledge and experience to evaluate the merits and risks of the investment. The Company and Adamson shall have the right to reject any proposed purchaser of Common Stock.

3.
Description of Securities

        (a)   The Company is offering for sale shares of the Company's Common Stock, $0.001 par value per share. Each share of Common Stock sold shall have a purchase price (the "Purchase Price") of $3.50 per share.

        (b)   If at any time, on one or more occasions, the Company shall determine to register any shares of its Common Stock (or securities convertible into or exchangeable or exercisable for shares of its Common Stock, collectively the "Registrable Securities") for its own account or for the account of any of its stockholders (a "Piggyback Registration Statement"), other than a registration relating (y) to employee benefit plans or (z) to a registration relating solely to a SEC Rule 145 transaction or any Rule adopted by the SEC in substitution thereof or in amendment thereto, or a registration on any registration form which does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, Investors in the Private Placement shall be entitled to include their shares of Common Stock purchased in the Private Placement in such registration (and related Underwritten Offering, if any) in accordance with the terms of the Registration Rights Agreement, a copy of which is attached as Exhibit B to the Memorandum (as defined below). In addition, holders of the Investment Banking Warrants (as defined below) shall be entitled to have the shares of Common Stock underlying such warrants included in any registration statement covering the Registrable Securities for a period of five years from the final Closing, or for the Warrant Exercise Term, whichever is longer.

4.
Specified Events

        Notwithstanding anything to the contrary herein, should Adamson be unable to place the minimum aggregate principal amount of $777,777 prior to the Termination Date (as defined below), Adamson or the Company shall have the right to elect not to proceed with the Private Placement proposed by this Agreement.

5.
Information to be Supplied

        The Company will furnish or cause to be furnished to Adamson such information as Adamson reasonably believes appropriate to its assignment or necessary in connection with its assistance in the preparation of, or inclusion in, a Confidential Private Placement Memorandum (as supplemented and amended from time to time, being hereinafter referred to as the "Memorandum") to the extent such information can be obtained without unreasonable effort or expense (all such information so furnished being hereinafter referred to as the "Information"). It is also understood that the Company may make available to offerees of the Common Stock additional material, data or other information relating to the Company (the "Company Data"). The Company recognizes and confirms that (a) in performing the services contemplated by this Agreement, Adamson will use and rely primarily on the Memorandum, the Information and Company Data made available to Adamson and on other information available from generally recognized public sources without having independently verified the same; (b) The contents of the Memorandum, the Information and the Company Data are the sole responsibility of the Company, and Adamson does not assume any responsibility for the accuracy or completeness of the Memorandum, the Information or the Company Data, and will not undertake to verify independently any of their accuracy or completeness; and (c) Adamson will furnish a copy of the Memorandum, and each supplement or amendment thereto, to each purchaser of Common Stock, and in the offering the Common Stock, Adamson will not employ any written material other than the /memorandum, each supplement and amendment thereto, the Information and the Company Data.

6.
Covenants, Representations and Warranties

        In connection with the Private Placement, the Company and Adamson each agree as follows:

        (a)   The Common Stock will be offered and sold pursuant to the registration exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering and will otherwise comply with the applicable laws and regulations of any jurisdictions in which the Common Stock is offered or sold. Neither the offer, sale or delivery of the Common stock in Conformity with the terms hereof will violate Section 5 of the Securities Act, as presently in effect. Neither the Company nor Adamson has taken, nor will either party take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Private Placement, the exemptions from registration available pursuant to Regulation D or Section 4(2) of the Securities Act and neither the Company nor Adamson knows of any reason why any such exemption would be otherwise unavailable to it.

        In connection with the Private Placement, Adamson represents and warrants as follows:

        (b)   Adamson is duly registered with the Securities and Exchange Commission ("SEC") pursuant to the provisions of the Securities Exchange Act of 1934 as a broker-dealer and is duly registered as a broker-dealer in those states where required and Adamson agrees to comply with all statutes and other requirements applicable to Adamson as a broker-dealer pursuant to those registrations and is legally authorized under all applicable laws to engage in the activities contemplated hereby and receive compensation therefor as herein contemplated.

        (c)   Adamson is a member in good standing of the National Association of Securities Dealers, Inc.

        (d)   This Agreement, when accepted and approved by Adamson, will be duly authorized, executed and delivered by Adamson and is a valid and binding agreement on Adamson's part.

        In connection with the Private placement, the Company agrees as follows:

        (e)   None of the Company, its predecessors or affiliates has been subject to any order, judgement or decree of any court of competent jurisdiction temporarily, preliminary or permanently enjoining such person for failing to comply with Section 503 of Regulation D.

        (f)    The Company represents and warrants that, at all times from the respective dates that the Memorandum (including, without limitation, any supplement or amendment thereto), the Information and the Company Data are furnished or made available by the Company to Adamson or, either directly or through Adamson, to offerees of the Units or any of their representatives, such Memorandum (including, without limitation, any supplement or amendment thereto), Information and Company Data will not, taken separately or in any combination as provided to Adamson or any offeree or its representatives, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (g)   The Company will furnish Adamson from time to time, such number of copies of the /memorandum, any exhibits thereto and agreements and documents referred to therein, as Adamson may reasonably request.

        (h)   If any event shall occur or condition exist as a result of which it is necessary or advisable, in the opinion of the Company or Adamson, to amend or supplement the /memorandum in order that the memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to prospective purchasers, the Company will forthwith prepare and furnish to Adamson such number of copies as Adamson may reasonably request of an amendment or supplement to the Memorandum (in form and substance satisfactory to Adamson and its counsel) that will ensure that the Memorandum does not contain any misstatements or omissions and is not in any respect misleading.

        (i)    The Company will advise Adamson promptly of (i)(i) the occurrence of any event or the existence of any condition known to the Company referred to in subsection 6(d) hereof;(ii) such other publicly available information concerning the business and financial condition of the Company as

Adamson may from time to time reasonably request;(iii) the receipt by the Company of any communication from the SEC, any state securities commissioner or any other domestic or foreign securities or financial regulatory authority or self-regulatory organization concerning the offering of the Common Stock; and (iv)the commencement of any lawsuit or proceeding to which the Company is a party relating to the shares of Common Stock.

        (j)    The Company will (i)(i) make available to each offeree of the Common Stock such Information and Company Data (in addition to that contained in the Memorandum) concerning the offering of the Common Stock, the Company and any other relevant matters as the Company possesses or can acquire without unreasonable effort or expense; and (ii) provide each offeree the opportunity to ask questions of, and receive answers from, the officers and employees of the Company concerning the terms and conditions of the offering and to obtain any other additional information about the Company and the Common Stock to the extent the officers and employees of the Company possess the same or can acquire it without unreasonable effort or expense.

        (k)   The Company is not in default in the performance or observance of any material obligation(i)(i) under its charter or its by-laws, or any indenture, mortgage, contract, purchase order or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected; or (ii) with respect to any order, writ injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a material adverse effect on the business of the Company.

        (l)    (i) The Company has full right, power and authority to execute and deliver this Agreement and any document, certificate or instrument required hereunder or to be executed or delivered at any Closing (collectively, the "Documents"), and to perform all of its obligations hereunder and thereunder or contemplated hereby or thereby. The Documents have been, or will be, duly executed and delivered by the Company and the execution and delivery by the Company of the Documents and the performance of all of its obligations have been duly authorized by all requisite corporate action by the Company, and each Document executed and delivered and obligation performed constitutes, or will constitute, the legal, valid and binding obligation of the Company enforceable in accordance with its respective terms.

         (ii) The (A) authorization, execution, delivery and performances of the Documents; and (B) authorization, issuance, sale and delivery of the shares of Common Stock, the Investment Banking Warrants, and the shares of Common Stock issuable upon exercise of the Investment Banking Warrants (the "Issuable Shares") will not (i) violate any provision of law or statute or any order of any court or other governmental agency; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under its charter or by-laws, or any indenture, mortgage, lease agreement or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected in any material respect.

        (m)  The Company has all requisite corporate power and authority to issue, sell and deliver the shares of Common Stock, the Investment Banking Warrants and the Issuable Shares (collectively, the "Securities") and such issuances, sales and deliveries have been duly authorized by all requisite corporate action of the Company and when so issued, sold and delivered (i) the shares of Common Stock purchased by each investor in the Private Placement and the Issuable Shares each will be duly and validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, claims, encumbrances, restrictions or preemptive or any other similar rights imposed by or through the Company, except as waived prior to the initial Closing or as disclosed herein and as shall be disclosed in the Memorandum, and the Company shall have paid all taxes, if any, in respect of the issuance thereof; and (ii) the Investment Banking Warrants will be duly executed and delivered, binding obligations of the Company, validly issued and outstanding. The offer and sale of the shares of Common Stock is exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder and the shares of Common Stock will be issued in compliance with all applicable Federal, state and foreign securities laws.

        (n)   The issuable Shares have been duly and validly reserved for issuance upon the exercise of the investment Banking Warrants. The Company shall use its best efforts to obtain any authorization, consent or approval or other action by or make any filing with any court or administrative body that may be required under the applicable state securities laws in connection with the exercise of any of the Investment Banking Warrants. The Issuable Shares will be issued in compliance with all applicable Federal, state and foreign securities laws.

        (o)   No permit, consent, approval, authorization, order of, or filing with, any court or governmental authority is required in connection with the execution and delivery by the Company of this Agreement or to consummate the Private Placement, except that the offer and sale of the shares of Common Stock in certain jurisdictions may be subject to the provisions of the securities or "blue sky" laws of such jurisdictions.

        (p)   There is no action suit proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which would reasonably be anticipated to result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

        (q)   The Company has (i) duly and timely filed all tax returns required to be filed by the Company under applicable law that include or relate to the Company, its income, assets, payroll, operations or business, which tax returns, to the best of the Company's knowledge, are true, correct and complete in all material respects; and (ii) duly and timely paid, in full, all taxes which are currently due and payable and for which the Company is liable, except, in each case, where the failure to do so is not reasonably anticipated to result in a Material Adverse Effect.

        (r)   The Company is not in default under any material agreement, lease, license contract or commitment, whether oral or written including, without limitation, those with employees and consultants ("Material Agreements") to which the Company is a party or by which any of its material assets are bound, and there is no event known to the Company that, with notice, or lapse of time, or both, would constitute a default by any party to any Material /agreement or give them any right to terminate or modify any of the same and its has not received notice that any party to any Material Agreement intends to cancel or terminate any Material Agreement or to exercise or not to exercise any renewal or extension options under any Material Agreement;

        (s)   The Company holds, and is in compliance with, all permits, licenses, registrations and authorizations required by it in connection with the conduct of the business of the Company under all Federal, state and local laws, rules and regulations (the "Permits"), except where the failure to be in compliance has not had, and is not reasonably expected to have, a Material Adverse Effect;

        (t)    The Company's financial statements for periods ending December 31, 2002 and September 30, 2003, copies of which are included in the Memorandum, are true and correct and fairly present, in all material respects, the financial condition of the Company as of the dates set forth therein;

        (u)   Since December 2, 2002, the Company has conducted its business in the ordinary course and has not suffered any Material Adverse Effect. The Company does not have any liabilities or obligations

(whether actual or accrued, accruing or contingent, or otherwise) which, individually or in aggregate, would be deemed material, other than those set forth in the balance sheet included within the financial statements for the period ended September 30, 2003, and those incurred, in the ordinary course of its business, since December 2, 2002.

        (s)   At the final Closing of shares of Common /stock placed hereunder, the Company will deliver, or cause to be delivered, to Adamson, in each case in form and substance satisfactory to Adamson and its counsel: (i) a certificate of the Company signed by the Chief Executive Officer and the Chief Financial Officer thereof certifying (A) that the representations and warranties of the Company contained in this Agreement are true and accurate in all material respects as of each Closing date; and, (B) representing and warranting to Adamson that the representations and warranties of the Company contained in each purchase, subscription or other similar agreement entered into with a prospective purchaser of the shares of Common Stock are true and correct in all material respects as of the date of such letter, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct in all material respects as of such other date; (ii) copies of all certificates and other documents (other than the shares of Common Stock) delivered to each prospective purchaser at such Closing; and (iii) a signed opinion of Oswald & Yap, counsel to the Company, dated as of each Closing Date, in form and substance satisfactory to counsel to the Placement Agent.

        (t)    The Company further agrees that it will not consummate the sale of the shares of Common Stock unless it delivers or causes to be delivered the items described in this subsection 6(s) to Adamson at the final Closing.

        (u)   The Company will be responsible for and comply with all applicable notification and fee requirements to qualify the shares of Common Stock for offering and sale under the state securities or "blue sky" laws of such jurisdiction in which any sales of the Common Stock may be transacted and as may otherwise be required or as requested by Adamson provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation.

7.
Fees and Expenses

        (a)   The Company shall pay Adamson a cash commission for introducing prospective investors equal to 8% of the aggregate purchase price of the shares of Common Stock sold in the Private Placement (the "Placement Agent Fee"). The Company also shall pay Adamson a management fee equal to 2% of the aggregate purchase price of the shares of Common Stock sold in the Private Placement ("Management Fee"), plus the reasonable professional fees, anticipated to be no more than $10,000, and the actual disbursements of counsel to Adamson ("Counsel Fees").

        (b)   In addition, the Company shall issue to Adamson for an aggregate purchase price of $1, as an incentive, warrants ("Investment Banking Warrants") in an amount equal to 10% of the shares of Common Stock sold in the Offering. The Investment Banking Warrants shall entitle Adamson to purchase one share of the Company's Common Stock at an exercise price per share equal to $3.50 per share of Company's Common Stock and shall be exercisable at anytime for five years from the date of the final Closing.

        (c)   The Placement Agent Fee, the Management Fee, Counsel Fees, and the Investment Banking Warrants are sometimes hereinafter collectively referred to as "Fees". The Placement Agent Fee, the Management Fee and Counsel Fees shall be payable at each Closing of the Private Placement, and shall be paid by certified or official bank check, or by wire transfer in immediately available funds to a bank account designed by Adamson. The Investment Banking Warrants issuable to Adamson shall be issued to Adamson at the final Closing of the Private Placement.

        (d)   The Company shall have at least a majority of "independent" members of its Board of Directors who meet the requirements of independent directors of a national stock exchange such as

NASDAQ. For a period of two years following the first Closing of the Private Placement, Adamson will be entitled to appoint one member to the Company's Board of Directors (the "Adamson Designee"). The Company agrees that it shall cause all of the shares owned or controlled by it to be voted in favor of the /Adamson Designee. In the event that the board seat held by the Adamson /designee becomes vacant, for any reason, Adamson shall be entitled to designate a successor director, and the Company shall cause all of the shares owned or controlled by it to be voted in favor of such successor.

        (e)   On or prior to the first Closing, the Company shall enter into a Finder's Agreement with Adamson (the "Finder's Agreement"), which will provide (i) that, in the event that at any time prior to the fifth anniversary of the final Closing the Company or any of its affiliates shall enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) with any party introduced to the Company by Adamson, directly or indirectly, during such period, Adamson will be paid a transaction fee, payable at the closing thereof, equal to a percentage of the consideration or value received by the Company and/or its stockholders as follows: (a) 5% of the first $1,000,000, (b) 4% of the next $1,000,000, (c) 3% of the next $1,000,000, (d) 2% of the next $1,000,000, and (e) 1% of all amounts in excess of $4,000,000. In no event shall the fees payable pursuant to this paragraph 3(g) exceed the maximum finder's fee allowed by the National Association of Securities Dealers, Inc. at the time of such transaction.

        (f)    The Company shall be responsible for, and shall bear, all expenses directly and necessarily incurred in connection with the Private Placement, including, without limitation, the costs of preparing, printing, mailing and filing the Memorandum and all amendments and supplements thereto; preparing, printing, and delivering all exhibits to the Memorandum; registrar and transfer taxes, if any, preparing, printing, and delivering any other Information or Company Data; blue sky fees, filing fees and the fees and disbursements of Adamson's counsel in connection with blue sky matters; and the fees and disbursements of counsel to any investor in connection with the preparation of any opinion of counsel required pursuant to the Memorandum, or any amendment or supplement thereto. Legal fees, excluding blue sky work and actual disbursements of counsel shall not exceed $10,000. Legal fees for blue sky work shall not exceed $500 per state, exclusive of state filing fees and expenses.

        (g)   The Company shall, whether or not the Offering is consummated, reimburse Adamson for its reasonable out-of-pocket expenses, including, but not limited to, travel, legal fees up to $10,000 (exclusive of counsel fees related to Blue Sky qualification), and communication expenses incurred in connection with, or arising out of, the activities of the Adamson under or contemplated by this Agreement. Such reimbursements shall be made promptly upon submission by the Placement Agent of its statements therefor. Adamson's statement for its legal fees and expenses shall be submitted for reimbursement on a monthly basis.

        (h)   For a period of two years from the final Closing, Adamson shall have an irrevocable preferential right of first refusal to purchase for our account (subject to the rights of investors in the Offering) or to act as underwriter or agent for any proposed private offering of the Company's securities by the Company or any stockholders of the Company who are officers or directors or who own, beneficially or of record, at least 5% of the Company's common stock outstanding immediately preceding the first Closing ("Principal Stockholders") and in any public offering of the Company's securities by the Company or any of its Principal Stockholders;

        (i)    On the closing of the Minimum Offering, the Company agrees to hold $100,000 of the Offering proceeds in an escrow account for expenses related to future financings for one year following the date of the final Closing.

8.
Indemnification Contribution and Limit on Liability

        (a)   The Company agrees that it will indemnify and hold harmless Adamson and its affiliates, and its and their respective directors, officers, employees, agents and controlling persons (Adamson and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable United States Federal or state law or the laws of any other domestic or foreign jurisdiction, or otherwise, and related to or arising out of (i)the Memorandum, the contents of which shall be the sole responsibility of the Company; (ii) any untrue statement or alleged untrue statement of material fact contained in any information (whether oral or written) or documents, including, without limitation, the Memorandum, Information, Company Data and public information, furnished or made available by the Company to Adamson, or either directly, through Adamson or otherwise, to any offeree of the shares of Common Stock or any of their representatives or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein mot misleading, in the light of the circumstances under which they were made; (iii) the engagement by the Company of other advisors, finders placement agents or any other agents or any activities of any such other agents and controlling persons, in connection with or related to the shares of Common Stock or the placement thereof; (iv) any order made by any competent governmental, regulatory or self-regulatory authority, based upon an allegation that any such untrue statement or omission exists (except information and statements approved by and referring solely to Adamson), that trading in or distribution of the shares of Common Stock is to cease; (v) the Company's failure to obtain any requisite governmental, regulatory or self-regulatory authority's approval of the Private Placement or the Memorandum; (vi) the breach by the Company of any of the representations, warranties, indemnities, covenants, obligations, agreements, conditions or terms of this Agreement; (vii) any representation or warranty made by the Company herein not being true, ceasing to be true, or being incomplete or inaccurate in any respect; (vii) the failure by the Company to issue and deliver the shares of Common Stock in the form and denominations satisfactory to Adamson and at the time and place required by Adamson with the result that the completion of the sale of the Common Stock does not take place timely; or (ix) following the completion of a sale of any of the shares of Common Stock, a determination is made by any competent governmental, regulatory or self-regulatory authority setting aside the sale, unless that determination arises out of a related finding by such authority that Adamson acted or omitted to act in bad faith or was grossly negligent in the performance of its obligations hereunder.

        (b)   Adamson agrees that it will indemnify and hold harmless the Company and its directors, officers, employees, agents and controlling persons from and against any and all losses, claims, damages and liabilities, joint or several, as incurred, to which the Company may become subject, related to or arising out of the breach by Adamson of any of its representations, warranties, or covenants under this Agreement.

        (c)   If the indemnification provided for in this Agreement is for any reason held unenforceable, the indemnifying party to contribute to the losses, claims, damages and liabilities, as incurred, for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits to the indemnifying party, on the one hand, and indemnified party on the other hand, of the placement of the shares of Common Stock as contemplated (whether or not the placement is consummated), provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company agrees that for the purposes of this section 8, the relative benefits to the Company and Adamson of the placement of Common Stock as contemplated shall be deemed to be in the same proportion that the total value of Common Stock sold or contemplated to be sold by the Company as a result of or in connection with the proposed Private Placement bears to the Placement Agent Fee paid or to be paid to Adamson under this Agreement; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate Placement Agent Fee actually paid to Adamson under this Agreement.

9.
Notice Defense and Settlement of Claim, Action or Proceedings

        (a)   Promptly after receipt by an Indemnified Party of notice of any claim or the commencement of any action or proceeding with respect to which an Indemnified Party may be entitled to indemnity hereunder, the Indemnified Party will notify the Company in writing of such claim or of the commencement of such action or proceeding and the Company will assume the defense of such action or proceeding and will employ counsel satisfactory to the Indemnified Parties and will pay the fees and expenses of such counsel as incurred. The failure to notify the Company will not relieve the Company of any liability that it may have to any Indemnified Party, except to the extent that the Company demonstrates that the defense of such action is prejudiced by the Indemnified Party's failure to give such notice. Notwithstanding anything herein to the contrary, any Indemnified Party will be entitled to employ such counsel separate from counsel for the Company and from any other party in such action if such Indemnified Party determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable. In such event, the fees and disbursements of such separate counsel will be paid by the Company provided the Company shall in no case be obligated to pay the fees and expenses of more than one separate counsel for all Indemnified Parties unless the parties otherwise agree.

        (b)   The Company agrees that, without Adamson's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification would be available under the indemnification provisions of this Agreement (whether or not Adamson or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

        (c)   No Indemnified Party shall enter into any settlement or compromise of any claim for which indemnity may be or has been sought hereunder without the consent of the Company.

        (d)   In the event Adamson or any Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any affiliate or any participant in a transaction covered hereby in which Adamson or such Indemnified Party is not named as a defendant, the Company agrees to reimburse Adamson for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as a witness, including, without limitation, the fees and disbursements of its legal counsel.

10.
Notices

        All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be duly given when received by hand delivery, by facsimile (when confirmed by return facsimile) followed by first-class mail, by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested to the addresses set forth below:

    If to the Company:

      China Hospitals, Inc.
      50 Airport Parkway
      San Jose, California 95110
      Attention: Chief Executive Officer

    If to the Placement Agent:

      Adamson Brothers, Inc.
      Paramus Plaza IV, 12 Route 17 North
      Paramus, New Jersey 07652
      Attention: Andy Altahwi

        The Company agrees to give Adamson notice of, and an opportunity to attend periodic meetings with Common Stock holders, including annual information meetings and advisory committee or similar types of meetings.

11.
Termination of this Agreement

        (a)   This Agreement shall automatically terminate if subscription agreements providing for the purchase of the Minimum Offering are not received and accepted prior to the Termination Date of the Private Placement, as defined in the Memorandum, as it may be extended under the terms of the Memorandum. Upon such termination of this Agreement, there will be no further liabilities or obligations hereunder between Adamson and the Company, except that (i) if the Company or any of its affiliates sells any Common Stock or other securities of the Company to any party introduced to the Company by Adamson within 12 months after termination, then Adamson shall be paid the Fees described in section 7(e) hereof; and (b) if sales of any shares of Common Stock of the Company are closed with respect to purchase agreements actually executed by purchasers on or prior to termination, Adamson shall be paid the Fees described in sections 7(a) and (b) hereof.

        (b)   This Agreement also may be terminated by Adamson for any reason upon giving 30 days prior written notice; provided, however, that in the event the Company does not perform any covenant, obligation, agreement, condition or term of or under this Agreement or any representation or warranty hereunder is not true or ceases to be true, or is incomplete or inaccurate in any respect, this Agreement and all of Adamson's obligations hereunder may be immediately terminated by Adamson by written notice thereof to the Company. Notwithstanding any termination of or under this Agreement as provided herein, there shall be no liability of any party to any other party, except as otherwise provided in section 4 relating to specified events and section 7 relating to the payment of Fees.

12.
Survival of Certain Provisions

        The respective representations, warranties, indemnities, and agreements of the Company and its affiliates and Adamson shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or Adamson or any of its or their affiliates or controlling persons, and shall survive any termination or the consummation of the Private Placement. Additionally, sections 4,7,8,9,12,13,16 and 17 shall survive any termination or consummation of the Private Placement.

13.
Writing Required to Waive, Amend or Modify

        No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

14.
Parties

        This Agreement incorporates the entire understanding of the parties with respect to this engagement of Adamson by the Company, and supersedes all previous agreements regarding such engagement, should they exist.

15.
Governing Law

        This Agreement shall be governed by and constructed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

16.
Consent to Jurisdiction and Waiver of Trial by Jury

        Each party hereto; (a) consents to personal jurisdiction and service and venue in any court in which a claim subject to this agreement is brought against the other party hereto or any other Indemnified Party; and (b) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of Adamson pursuant to, or the performance by Adamson of the services contemplated by, this Agreement.

17.
Attorneys' Fees.

        In the event any party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

        Pleas confirm that the foregoing terms correctly set forth our agreement by signing and returning to Adamson the duplicate copy of this agreement enclosed herewith.

Very truly yours,
Adamson Brothers, Inc.
/s/ ANDY ALTAHWI BY: Andy Altahwi ITS: President
Accepted as of the date first written above:
China Hospitals, Inc.
/s/ FRANK HU BY: Frank Hu ITS: CEO and Chairman

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Exhibit 10.18